                                                                    EXHIBIT 11.1



                      AVEMCO Corporation and Subsidiaries
                        Statement Regarding Computation
                             Of per Share Earnings

PRIMARY EARNINGS PER SHARE/1/                YEARS ENDED DECEMBER 31,
                                             ------------------------

                                        1995           1994            1993
                                     -----------    -----------     -----------
     Net earnings                    $ 7,918,000    $10,833,000     $15,572,000
                                     ===========    ===========     ===========

     Average shares outstanding        8,845,857      9,019,322      11,041,447
                                     ===========    ===========     ===========

     Net earnings per share          $     .8951    $    1.2011     $    1.4103
                                     ===========    ===========     ===========

FULLY DILUTED EARNINGS PER SHARE/2/

     Net earnings                    $ 7,918,000    $10,833,000     $15,572,000
                                     ===========    ===========     ===========

     Average shares outstanding        8,845,857      9,019,322      11,041,447
                                     ===========    ===========     ===========

     Net earnings per share          $     .8951    $    1.2011     $    1.4103
                                     ===========    ===========     ===========

  /1/ Primary earnings per share are based on the weighted average number of common and common equivalent shares outstanding during the year. Outstanding common stock options are considered to be common stock equivalents (based upon the average market price of the Registrant's common stock) for the purpose of this calculation, when their impact is dilutive.

  /2/ Fully diluted earnings per share are based on the weighted average number of common and common equivalent shares outstanding during the year. Outstanding common stock options are considered to be common stock equivalents (based upon the higher of the ending market price or the average market price of the Registrant's common stock) for the purpose of this calculation, when their impact is dilutive.

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